ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110531061-30
	Filing Date and Time 07/19/2011 12:32 PM
	Entity Number E0382762007-2

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

OriginOil, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of Common Stock, par value $0.0001 per share
50,000,000 shares of Preferred Stock, par value $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

16,666,667 shares of Common Stock, par value $0.0001 per share
1,666,667 shares of Preferred Stock, par value $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Each thiry shares of Common Stock ("Old Stock") issued and outstanding or reserved for issuance shall be changed into one share of fully-paid and non-assessable Common Stock ("New Stock").

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any owner of less than a single full share of New Stock shall be entitled to receive the next highest number of full shares of New Stock in lieu of such fractional interest.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 3-6-09